UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2025

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	27-1296318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 W. Broadway
Suite 1450
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	HMBL	OTC Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2025, HUMBL, Inc. (the “Company”) issued a $550,000 Convertible Promissory Note (the “Note”) to H-Cap Investments, LLC. The purchase price for the Note was $500,000. The Note is due in 12 months from the issuance date, has an original interest discount of 10%, bears interest at the rate of 10% per year, and is convertible into Company common stock at 65% of the lowest closing trade price of the common stock in the ten (10) trading days immediately preceding the applicable conversion date. The purchase price for the Note is payable as follows: (a) $125,000 on or before December 31, 2025; (b) $125,000 on or before January 15, 2026; and (iii) $250,000 on or before February 1, 2026.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On December 30, 2025, the Company entered into a License Agreement (the “License Agreement”) with TAP, Inc. (“TAP”). Pursuant to the License Agreement, the Company licensed from TAP the right to use TAP’s technology platform for use in the vertical of real estate tokenization. The License Agreement lasts for a period of 90 days, during such 90-day period the parties intend to negotiate and finalize a longer-term license to use the TAP technology. The Company has the right to use the licensed technology royalty free during the term.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2025, the Company appointed Gregory Hopkins to the board of directors to fill the vacancy left by the resignation of Thiago Moura. Mr. Hopkins was also appointed as the Chairman of the board of directors. Mr. Hopkins brings extensive experience across public companies, private enterprises, and government service. Mr. Hopkins is also currently serving as the Company’s Chief Executive Officer.

There is no arrangement or understanding between Mr. Hopkins and any other person pursuant to which Mr. Hopkins is to be selected as a director of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Hopkins and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Hopkins has not entered into any related party transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Convertible Promissory Note dated December 29, 2025 issued by HUMBL, Inc. in favor of H-Cap Investments, LLC
10.2	License Agreement dated December 30, 2025 between HUMBL, Inc. and TAP, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 31, 2025	HUMBL, Inc.

	By:	/s/ Gregory Hopkins
Gregory Hopkins, CEO